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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 5, 2005

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

          MISSOURI                      1-11848              43-1627032
(State or other jurisdiction of       (Commission          (IRS Employer
        incorporation)                File Number)     Identification Number)



           1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (636) 736-7000



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 5, 2005, Reinsurance Group of America, Incorporated ( the "Company") entered into an underwriting agreement (the "Underwriting Agreement") to issue and sell to Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as underwriters, $400 million principal amount of the Company's 6.75% Junior Subordinated Debentures due 2065 (the "Debentures"). The Debentures were sold at a price to the public of 99.66% of principal amount, less underwriting discounts and commissions of 1.00%, resulting in proceeds to the Company of $394.6 million, before offering expenses. The Company agreed with the underwriters not to offer, sell or otherwise transfer any of its debt securities with a maturity of three or more years, or any securities convertible or exchangeable into such debt securities, for a period of 30 days from December 5, 2005. A copy of the Underwriting Agreement is attached to this report as Exhibit 1.01 and is incorporated herein by reference. The Debentures were sold under the Company's Form S-3 (Registration Nos. 333-123161, 333-123161-01 and 333-123161-02). The
Company expects to use the proceeds to repay approximately $100 million of its 7.25% senior notes due 2011 when they mature on April 1, 2006, to purchase approximately $100 million of its common stock (which the Company expects to effect through an accelerated share repurchase program with Morgan Stanley & Co. Incorporated) and for general corporate purposes.

      The Debentures were sold pursuant to a second supplemental junior subordinated indenture dated as of December 8, 2005, supplementing a junior subordinated indenture, dated as of December 18, 2001 (together, the "Indenture"), each between the Company and The Bank of New York, as indenture trustee. The Debentures are junior subordinated unsecured obligations and will rank junior to the Company's existing senior indebtedness, as defined in the Indenture, including, without limitation, senior subordinated debt and junior subordinated debt underlying the existing capital securities of the Company's affiliated Delaware statutory trust, RGA Capital Trust I, and any other senior indebtedness that the Company incurs in the future, and will be effectively subordinated to all indebtedness of RGA's subsidiaries, as provided in the Indenture.

      The Debentures bear interest from the date of issuance on December 8, 2005 to December 15, 2015 (the "Fixed Rate Period") at a fixed rate equal to 6.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2006, subject to the Company's right to defer interest payments through an extension of the interest period, as described below. From December 15, 2015 until stated maturity on December 15, 2065, interest on the Debentures will accrue at an annual rate of 3-month LIBOR plus a margin equal to 266.5 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, subject to the Company's right to defer interest payments for up to ten years and other conditions, as described below.

      The Indenture provides that payments of interest are subject to optional deferral and mandatory deferral provisions. As long as no event of default with respect to the Debentures or Mandatory Deferral Event (as defined in the Indenture) has occurred and is continuing, the Company may elect at any time and from time to time to exercise its right to defer one or more interest payments on the Debentures. The Indenture also provides that, if and to the extent that a Mandatory Deferral Event has occurred and is continuing, the Company must defer payments of interest on the Debentures, except to the extent that interest on the Debentures is paid through the Alternative Coupon Satisfaction Mechanism (as defined in the Indenture). Upon optional deferral or mandatory deferral, any deferred interest will accrue and compound semi-annually or quarterly, as


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applicable, at the from time to time then applicable rate of interest on the
Debentures. An extension period (whether optional, mandatory or any combination of either) may not (i) exceed ten years, (ii) end on a date other than a regularly scheduled interest payment date or (iii) extend beyond the stated maturity of the Debentures. For these purposes, (x) only when all accrued and unpaid interest, together with any compounded interest thereon, has been paid will any interest payment period during which interest has been deferred no longer be included in an extension period; and (y) after the commencement of an extension period, the period from the first interest payment date for which interest was deferred and ending on the interest payment date on which all interest that was deferred is paid in full will be included for purposes of calculating the length of an extension period.

      During the one year period immediately following the occurrence of a Mandatory Deferral Event the Company may satisfy, and after such period the Company must (except upon an event of default with respect to the Debentures) use commercially reasonable efforts, subject to specified market disruption events (as defined in the Indenture), to satisfy, its obligation to pay interest on the Debentures by selling shares of its common stock in an amount that will generate sufficient net proceeds to enable the Company to pay in full all accrued and unpaid interest, together with any compounded interest (the "Alternative Coupon Satisfaction Mechanism"). The net proceeds received by the Company from the issuance of common stock (i) during the 180 days prior to any interest payment date on which it intends to use the Alternative Coupon Satisfaction Mechanism and (ii) designated by the Company at or before the time of such issuance as available to pay interest on the Debentures will, at the time such proceeds are delivered to the indenture trustee to satisfy the relevant interest payment, be deemed to satisfy the Company's obligation to pay interest on the Debentures pursuant to the Alternative Coupon Satisfaction Mechanism.

      During any optional or mandatory extension period and until such time as all accrued and unpaid interest, together with any compounded interest, is paid in full, the Company will not, and will not permit any subsidiary to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any of RGA's capital stock, debt securities that rank equal or junior to the Debentures or guarantees that rank equal or junior to the Debentures, other than pro rata payments on securities that rank equally with the Debentures and except for certain exceptions specified in the Indenture.

      The Debentures are redeemable prior to their maturity in whole or in part, on or after December 15, 2015, at the Par Redemption Amount (as defined in the Indenture); provided that if the Debentures are not redeemed in whole, the Company may not effect such redemption unless at least $50 million aggregate principal amount of Debentures (excluding any Debentures held by the Company or its affiliates) remains outstanding after giving effect to such redemption. In addition the Debentures are redeemable in whole, prior to December 15, 2015, at a cash redemption price equal to the greater of (i) the Par Redemption Amount (as defined in the Indenture) and (ii) the Make-Whole Redemption Amount (as defined in the Indenture). The Company may not redeem fewer than all outstanding Debentures unless all accrued and unpaid interest, together with any compounded interest, has been paid in full for all interest payment periods terminating on or before the redemption date.

      In certain events of the Company's bankruptcy, insolvency or receivership (as specified in the Indenture) prior to the maturity or redemption of any Debentures, whether voluntary or not, a holder of Debentures will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's Debentures.


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      The Indenture provides the following events of default with respect to the
Debentures: (i) default for 30 calendar days in the payment of any interest on the Debentures when such interest becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if the Company has properly deferred the interest in connection with an optional or mandatory extension period, if applicable (in no event shall any extension period, whether optional, mandatory, or any combination thereof, exceed ten years); (ii) default in the payment of the principal of, and premium, if any, on the Debentures when due; or (iii) certain events of bankruptcy, insolvency, or receivership, whether voluntary or not. These events of default do not include failure to comply with covenants, including the Alternative Coupon Satisfaction Mechanism.

      If the Company redeems any Debentures prior to their maturity date, the Company intends to redeem such Debentures only to the extent the aggregate principal amount of the Debentures called for redemption is equal to or less than the net proceeds the Company has received during the six months prior to the date of such redemption from the new issuance of certain qualifying securities.

      "Qualifying securities" means: (i) the Company's capital stock or (ii) other securities or combinations of securities which, as determined in good faith by the Company's board of directors, rank equally with or junior to the Debentures and have a term of comparable duration, comparable deferral features and replacement intent provisions comparable to those described in the preceding paragraph, except that if the Company issues securities to any of its subsidiaries, such securities will be deemed to be qualifying securities only if such subsidiary receives net proceeds in an equal or greater amount from the contemporaneous issuance to a person other than the Company or its other subsidiaries of securities having the characteristics described above, as determined in good faith by the Company's board of directors.

      The foregoing description of the Indenture and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, including the form of Debentures included therein, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

      From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. The underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of business. In addition, the Company expects that Morgan Stanley & Co. Incorporated will enter into an agreement with us to effect the accelerated share repurchase program referred to above.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      The description of the terms of the Company's offering of $400,000,000 of its Debentures, the Indenture, the Second Supplemental Indenture and the Debentures under Item 1.01 above and the Indenture, the Second Supplemental Indenture and the Debentures attached as Exhibits 4.1, 4.2, and 4.3 respectively, to this Current Report on Form 8-K are each incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

       (d)   Exhibits

             See exhibit index.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    REINSURANCE GROUP OF AMERICA,
                                    INCORPORATED

Date:  December 9, 2005             By:             /s/ Jack B. Lay
                                        ----------------------------------------
                                    Jack B. Lay
                                    Executive Vice President and Chief Financial
                                    Officer


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
                                  EXHIBIT INDEX

Exhibit No.            Exhibit
-----------            -------

   1.1                 Underwriting Agreement relating to the Debentures, dated
                       December 5, 2005 between Reinsurance Group of America,
                       Incorporated and Morgan Stanley & Co. Incorporated and
                       Lehman Brothers Inc.

   4.1                 Junior Subordinated Indenture, dated as of December 18,
                       2001 between Reinsurance Group of America, Incorporated and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File Nos. 333-108200, 333-108200-01 and
                       333-108200-02), previously filed with the Commission on August 25, 2003)

   4.2 Second Supplemental Junior Subordinated Indenture, dated as of December 8, 2005 between Reinsurance Group of
                       America, Incorporated and The Bank of New York, as trustee

   4.3                 Form of 6.75% Junior Subordinated Debenture due 2065
                       (included as Exhibit A to Exhibit 4.2 of this current report)

   5.1                 Legal Opinion of Bryan Cave LLP

   8.1                 Tax Opinion of Debevoise & Plimpton LLP

   23.1 Consent of Bryan Cave LLP (included in Exhibit 5.1 of this current report)

   23.2                Consent of Debevoise & Plimpton LLP (included in Exhibit
                        8.1 of this current report)